Exhibit 99.4

CONSOLIDATED FINANCIAL STATEMENTS

Precision Engineered Products Holdings, Inc.

Years Ended December 31, 2014 and 2013

With Report of Independent Auditors

Precision Engineered Products Holdings, Inc.

Consolidated Financial Statements

Years Ended December 31, 2014 and 2013

Ernst & Young LLP Suite 800 40 Westminster Street Providence, RI 02903	Tel: +1 401 457 3700 Fax: +1 401 457 3702 ey.com

Report of Independent Auditors

The Shareholder

Precision Engineered Products Holdings, Inc.

We have audited the accompanying consolidated financial statements of Precision Engineered Products Holdings, Inc., which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income, shareholder’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Precision Engineered Products Holdings, Inc. at December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

May 15, 2015

A member firm of Ernst & Young Global Limited

Precision Engineered Products Holdings, Inc.

Consolidated Balance Sheets

(In Thousands)

	December 31
	2014	2013
Assets
Current assets:
Cash	$14,345	$31,324
Accounts receivable, net of reserves of $787 and $598, respectively	28,095	23,410
Inventories (Note 3)	28,133	21,819
Income tax receivable	—	1,717
Other current assets	2,405	3,628

Total current assets	72,978	81,898

Property, plant, and equipment, net (Note 4)	39,311	32,262
Intangibles and deferred financing costs, net (Note 6)	140,268	133,471
Goodwill (Note 6)	132,372	123,007

Total assets	$384,929	$370,638

Liabilities and shareholder’s equity
Current liabilities:
Overdrafts	$2,542	$858
Current portion of long-term debt (Note 7)	1,828	15,971
Trade accounts payable	10,015	7,781
Accrued expenses	8,975	7,619
Other current liabilities	3,284	771

Total current liabilities	26,644	33,000

Deferred tax liability	53,855	51,061
Supplemental executive retirement plan (Note 10)	856	657
Other	521	—
Long-term debt, less current portion (Note 7)	174,473	162,158

Shareholder’s equity:
Common stock	—	—
Additional paid-in capital	123,135	122,825
Retained earnings	5,445	937

Total shareholder’s equity	128,580	123,762

Total liabilities and shareholder’s equity	$384,929	$370,638

See accompanying notes to consolidated financial statements.

Precision Engineered Products Holdings, Inc.

Consolidated Statements of Income

(In Thousands)

	Year Ended December 31
	2014	2013

Net sales	$203,967	$178,441
Cost of goods sold	134,420	122,642

Gross profit	69,547	55,799

Selling, general, and administrative expenses	41,041	35,263

Operating income	28,506	20,536

Other expenses:
Interest expense, net	(9,144)	(8,752)
Management fees (Note 9)	(1,000)	(1,000)
Other, net	(2,480)	(695)

Income before income taxes	15,882	10,089

Income tax expense (Note 8)	(11,366)	(9,152)

Net income	$4,516	$937

See accompanying notes to consolidated financial statements.

Precision Engineered Products Holdings, Inc.

Consolidated Statements of Shareholder’s Equity

(In Thousands, Except per Share Amounts)

Years Ended December 31, 2014 and 2013

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Shareholder’s Equity
	Shares	Amount

Balance at January 1, 2013	100	$—	$162,785	$25,938	$188,723
Net income	—	—	—	937	937
Dividend (Note 7)	—	—	(40,062)	(25,938)	(66,000)
Share-based compensation expense (Note 11)	—	—	310	—	310
Other	—	—	(208)	—	(208)

Balance at December 31, 2013	100	—	122,825	937	123,762
Net income	—	—	—	4,516	4,516
Dividend (Note 7)	—	—	—	(8)	(8)
Share-based compensation expense (Note 11)	—	—	310	—	310

Balance at December 31, 2014	100	$—	$123,135	$5,445	$128,580

See accompanying notes to consolidated financial statements.

Precision Engineered Products Holdings, Inc.

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31
	2014	2013
Operating activities
Net income	$4,516	$937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,488	3,795
Amortization expense	23,943	21,110
Amortization of deferred financing costs	1,062	1,026
Increase to cost of goods sold for inventory acquired in business combinations	635	—
Share-based compensation expense	310	310
Deferred income taxes	(3,439)	(2,418)
Changes in assets and liabilities:
Accounts receivable	(1,451)	1,961
Inventories	(2,413)	726
Trade accounts payable	151	568
Other	6,329	1,673

Net cash provided by operating activities	33,131	29,688

Investing activities
Acquisitions, net of cash acquired	(46,885)	—
Payment of contingent earn-out	—	(300)
Capital expenditures	(3,073)	(1,377)

Net cash used in investing activities	(49,958)	(1,677)

Financing activities
Payment of debt	(1,828)	(657)
Changes in overdraft	1,684	351
Incremental term loan	—	40,000
Dividend	(8)	(66,000)
Other	—	(208)

Net cash used in financing activities	(152)	(26,514)

Net (decrease) increase in cash	(16,979)	1,497
Cash at beginning of year	31,324	29,827

Cash at end of year	$14,345	$31,324

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$8,082	$7,720

Income taxes	$11,479	$10,263

See accompanying notes to consolidated financial statements.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements

(Dollars in Thousands, Except per Unit Amounts)

December 31, 2014

1. Business, Acquisition, and Basis of Presentation

Business and Acquisition

Precision Engineered Products Holdings, Inc. (PEP Holdings or Company), a wholly owned subsidiary of PEP Industries LLC (PEP Industries or Parent Company), markets and manufactures stampings, electrical contacts and assemblies, engineered plastic components, metal and plastic machining, surface finishing technologies, specialty and clad metals, and cold drawn and rolled metals to its customers, primarily in the medical/surgical, electrical control, power grid distribution, transportation, and other markets.

On March 17, 2014, the Company acquired Connecticut Plastics, Inc. (CT Plastics), a leader and innovator of plastic machining and polishing, headquartered in Wallingford, Connecticut. The purchase price of $14,000 exceeded the amounts recognized for the tangible net assets and identified intangible assets acquired in the acquisition transaction by $4,987. This amount is classified and recorded as goodwill and represents the underlying value of the business not specifically attributable to acquired tangible net assets and identifiable intangible assets. The acquisition has been accounted for in accordance with the applicable guidance pertaining to business combinations. Assets acquired in the transaction primarily consisted of intangible assets of $7,160, machinery and equipment of $1,166, and accounts receivable of $687. Total costs incurred related to the acquisition were $184 and are included in other expenses in the consolidated statement of income for the year ended December 31, 2014. As of December 31, 2014, $1,500 of the purchase price was held in an escrow account related to general representations and warranties that are to be settled on the second anniversary of the acquisition date.

The acquired intangible assets consisted of $900 of trade names that have an indefinite life, customer relationships of $4,800 that have an expected useful life of 20 years, acquired customer backlog of $470 that has an expected useful life of 6 months, and noncompete arrangements of $990 that have an expected useful life of 4 years. The definite-lived intangible assets are being amortized on a straight-line basis over their respective estimated useful lives.

On August 29, 2014, the Company acquired all the capital stock of Advance Precision Products, Inc., (APP, Inc.), a business that designs and manufactures machined components and assemblies for the medical, aerospace, and oil and gas markets, on a cash, debt, and tax-free basis (subject to certain post-closing adjustments that have not been finalized). The purchase price of $33,125 exceeded the amounts recognized for the tangible net assets and identified intangible assets

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

1. Business, Acquisition, and Basis of Presentation (continued)

acquired in the acquisition transaction by $18,890. This amount is classified and recorded as goodwill and represents the underlying value of the business not specifically attributable to acquired tangible net assets and identifiable intangible assets. The acquisition has been accounted for in accordance with the applicable guidance pertaining to business combinations. Assets acquired and liabilities assumed in the transaction primarily consisted of intangible assets of $10,130; cash of $241; property, plant, and equipment of $6,304; inventories of $3,901; accounts receivable of $2,560; accounts payable and accrued expenses of $2,841; and deferred tax liabilities of $6,060. Total costs incurred related to the acquisition were $738 and are included in other expenses in the consolidated statement of income for the year ended December 31, 2014. As of December 31, 2014, $1,625 of the purchase price was held in an escrow account related to general representations and warranties that are to be settled on the second anniversary of the acquisition date. The Company has not completed the acquisition accounting, as third-party valuations of certain acquired assets have not been finalized and the Company is in the process of reviewing the valuations. Accordingly, the acquisition accounting is provisional as of December 31, 2014.

The acquired intangible assets consisted of $2,050 of trade names that have an indefinite life, customer relationships of $6,200 that have an expected useful life of 20 years, acquired customer backlog of $1,320 that has an expected useful life of 4 months, and noncompete arrangements of $310 that have an expected useful life of 5 years. The definite-lived intangible assets are being amortized on a straight-line basis over their respective estimated useful lives.

2. Summary of Significant Accounting Policies and Practices

Principles of Consolidation

The consolidation comprises Precision Engineered Products Holdings, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual amounts could differ from those estimates.

2. Summary of Significant Accounting Policies and Practices (continued)

Reclassifications

Certain amounts in the prior year’s consolidated financial statements have been reclassified to conform with the current year presentation.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company did not hold any cash equivalents at December 31, 2014 and 2013.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of its accounts receivable and cash. Cash balances are held in high-quality financial institutions, which are evaluated periodically by management to minimize the risk associated with the balances. The Company grants credit to its customers and generally does not require collateral as losses have not exceeded reserves established.

Revenue Recognition and Trade Receivables

Revenue is recognized upon delivery of products and transfer of title to customers, when persuasive evidence of an arrangement exists, the price is fixed or determinable, and collection is reasonably assured. The Company recorded amounts billed to customers for the construction of tooling used in the production of goods within cost of goods sold. These amounts totaled $8,099 and $6,799 for the years ended December 31, 2014 and 2013, respectively.

Trade receivables are stated at gross invoice amount, less discounts and estimated provisions for uncollectible accounts. In circumstances where the Company is made aware of a specific customer’s inability to meet its financial obligations, a reserve is established. The Company grants credit to its customers and generally does not require collateral, as losses have not exceeded reserves established. Accounts are individually evaluated on a regular basis, and appropriate reserves are established as deemed necessary.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

2. Summary of Significant Accounting Policies and Practices (continued)

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Depreciation is computed using the straight-line method.

Goodwill and Other Intangible Assets

The Company accounts for acquired goodwill and intangible assets in accordance with applicable accounting guidance for business combinations, goodwill, and other intangible assets, which involves judgment with respect to the determination of the purchase price and the valuation of the assets acquired and liabilities assumed in order to determine the residual amount of goodwill. The Company believes that the estimates that it has used to record its acquisitions are reasonable and in accordance with the applicable accounting guidance.

The Company elected to adopt Accounting Standards Update (ASU) 2014-02, Accounting for Goodwill (a consensus of the Private Company Council), effective January 1, 2013. ASU 2014-02 allows private companies to elect to amortize goodwill on a straight-line basis over ten years and perform a simpler one-step impairment test at either the entity level or the reporting unit level. Accordingly, the Company began amortizing its acquired goodwill from past acquisitions over a ten-year period effective January 1, 2013, and recorded amortization expense of $14,512 and $13,667 for the years ended December 31, 2014 and 2013, respectively. Amortization expense of goodwill for each of the five succeeding fiscal years is expected to be $15,450. Further, the Company has evaluated the carrying value of goodwill and determined that no impairment existed at its annual evaluation dates of December 31, 2014 and 2013.

Under the applicable accounting guidance, intangible assets determined to have an indefinite useful life are not amortized; instead, these assets are evaluated for impairment on an annual basis and whenever events or business conditions warrant. The Company has evaluated the carrying value of its indefinite-lived intangible assets and determined that no impairment existed at its annual evaluation dates at December 31, 2014 and 2013.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

2. Summary of Significant Accounting Policies and Practices (continued)

The Company reviews its definite-lived long-lived assets for impairment in accordance with the applicable accounting guidance. If facts and circumstances indicate that the Company’s definite-lived long-lived assets might be impaired, the estimated future undiscounted cash flows associated with the definite-lived long-lived asset (group) would be compared to its carrying amount to determine if the asset (group) is recoverable. If a write-down is required, the amount is determined by estimation of the fair value of the asset (group). To date, the Company has not identified any indicators of impairment. Amortization expense related to the definite-lived intangible assets is computed on an accelerated basis based on the projected economic benefit from the related underlying assets over their estimated useful lives or on a straight line basis over their estimated useful lives.

Share-Based Compensation

The guidance for the accounting of share-based payments requires that share-based compensation arrangements with employees be measured at fair value and recognized as compensation expense over the requisite service period. This compensation expense is recognized as a component of other expenses. See further discussion of share-based compensation arrangements in Note 11.

3. Inventories

Components of inventories are as follows at December 31:

	2014	2013

Raw materials	$11,739	$9,557
Work in process	5,408	3,848
Finished goods	10,986	8,414

Total inventories	$28,133	$21,819

The Company has consignment agreements to obtain precious metals, primarily silver, for its operations and to eliminate its exposure to market fluctuations in commodity prices. These consignment arrangements are with commercial lenders and may be terminated by either party upon 90 days’ notice. At December 31, 2014 and 2013, the Company had $6,366 and $8,444,

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

respectively, of precious metals on consignment. The consignment is secured by the precious-metals inventory, which is not included as a component of inventories in the consolidated balance sheets.

4. Property, Plant, and Equipment

Property, plant, and equipment consist of the following at December 31:

	2014	2013	Estimated Lives
Land	$5,450	$5,450	—
Building and improvements	16,807	16,415	4–24
Machinery and equipment	34,704	25,616	2–12
Furniture and fixtures and other	3,941	3,377	2–8

	60,902	50,858
Less accumulated depreciation	(21,591)	(18,596)

	$39,311	$32,262

5. Leases

The Company has several noncancelable operating leases with renewal options, primarily for buildings. In 2014 and 2013, rental expense for operating leases was $1,341 and $983, respectively.

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2014, are:

2015	$1,529
2016	1,255
2017	1,058
2018	930
2019	735
Thereafter	2,351

Total minimum lease payments	$7,858

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

6. Goodwill, Intangible Assets, and Deferred Financing Costs

Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2014 and 2013, are as follows:

Balance at January 1, 2013	$136,674
Amortization expense	(13,667)

Balance at December 31, 2013	123,007
Acquisitions	23,877
Amortization expense	(14,512)

Balance at December 31, 2014	$132,372

The weighted average amortization period as of December 31, 2014, is 8.3 years. The total amount of goodwill that is expected to be deductible for tax purposes at December 31, 2014, is $14,940.

Intangible Assets and Deferred Financing Costs

Intangibles and related amortization at December 31 are as follows:

2014	Gross	Accumulated Amortization	Net	Estimated Lives

Trade names	$28,165	$—	$28,165	Indefinite
Business process	22,585	(8,356)	14,229	20
Customer relationships	117,261	(22,774)	94,487	20-25
Deferred financing costs	7,150	(5,063)	2,087	6
Other	3,340	(2,040)	1,300	5

	$178,501	$(38,233)	$140,268

2013	Gross	Accumulated Amortization	Net	Estimated Lives

Trade names	$25,215	$—	$25,215	Indefinite
Business process	22,585	(6,569)	16,016	20
Customer relationships	106,261	(17,170)	89,091	25
Deferred financing costs	7,150	(4,001)	3,149	6

	$161,211	$(27,740)	$133,471

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

6. Goodwill, Intangible Assets, and Deferred Financing Costs (continued)

Amortization expense for each of the five succeeding fiscal years is expected to be:

2015	$23,921
2016	23,105
2017	22,843
2018	22,567
2019	22,107

The weighted average amortization period as of December 31, 2014, by intangible asset class, is presented in the table below:

Intangible Asset Class	Average Amortization Period (in years)

Trade names	Indefinite
Business process	20
Customer relationships	23
Deferred financing costs	6
Other	5

7. Debt

Long-term debt consists of the following at December 31:

	2014	2013

Term loan	$176,301	$178,129
Less current portion	(1,828)	(15,971)

	$174,473	$162,158

Revolver	$—	$—

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

7. Debt (continued)

Term Loan and Revolving Credit Facility

On December 22, 2010, the Company entered into a credit facility that consists of a $160,000 term loan due in 2016 and a $30,000 revolver due in 2015. In September 2012, the term loan was repriced to London Interbank Offered Rate (LIBOR) plus 300 bps, with a 1.00% LIBOR floor and step-down to LIBOR plus 250 bps, with a 1.00% LIBOR floor, if the consolidated leverage ratio is 2.25 times or less. The provisions of the term loan also include a 50% excess cash flow sweep that activates if total leverage is greater than 2.0 times. The weighted average interest rates during 2014 and 2013 were approximately 4.00%.

The revolver, undrawn at December 31, 2014 and 2013, includes a $12,000 sublimit for letters of credit and a $5,000 sublimit for swingline loans. The unused fee on the revolving credit facility is 50 bps, which reduces to 37.5 bps if the leverage ratio is 2.75 times or less. The Company’s consolidated leverage ratio at December 31, 2014, was 3.08.

The term loan requires mandatory repayment of principal in full on the date on which the revolving credit facility is scheduled to terminate on December 22, 2016. On March 12, 2013, the Company borrowed an additional $40,000 on the existing term loan. The incremental loan, in addition to cash on hand, was used to fund a cash dividend of $66,000 to the Parent Company’s shareholders. The Company incurred a fee of $835 as a result of this transaction, which has been recognized as an intangible asset on the consolidated balance sheet. As a result of the incremental borrowing on the term loan, the amended debt agreement waived any mandatory prepayment of principal based on a stipulated percentage of excess cash flows for 2013. The amended debt agreement also modified the Company’s financial covenant as it relates to the consolidated leverage ratio.

The Company did not make any voluntary principal payments on the term loan in 2014 and 2013. The term loan requires mandatory prepayments of principal based on a stipulated percentage of excess cash, as defined by the credit agreement, of the Company for the immediately preceding year. The excess cash flow payment for 2013, which was due in May 2014, was estimated at $14,290 and is included in the current portion of long-term debt on the consolidated balance sheet. As a result of the acquisition in 2014, an amendment to the credit facility was obtained that eliminated the excess cash flow payment for 2013 that was due in May 2014. As further discussed in Note 13 to the consolidated financial statements, as a result of the acquisition on April 29, 2015, an amendment to the credit facility was obtained that eliminated

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

7. Debt (continued)

the excess cash flow payment for 2014 that was due in May 2015. In 2014 and 2013, the Company incurred interest expense relating to the term loan of $8,082 and $7,726, respectively, and interest expense relating to deferred financing fees of $1,062 and $1,026, respectively.

The term loan also contains covenants requiring the Company to maintain certain financial ratios, places limits on its ability to incur or assume debt or create liens with respect to certain of its assets, and has other customary provisions. Management has determined that the Company was in compliance with all applicable covenants under the credit agreement as of December 31, 2014.

Future Payments

The aggregate amounts of mandatory scheduled payments on debt are as follows:

2015	$1,828
2016	174,473

$176,301

8. Income Taxes

The Company’s consolidated financial statements reflect its federal, state, and foreign income tax liabilities. For tax purposes, PEP Holdings is classified as a corporation and, as such, is subject to corporate-level federal and state income taxes. Further, Brainin – China and Brainin – Mexico are taxable corporate entities in China and Mexico, respectively. Accordingly, the tax provision and consolidated balance sheet accounts of the Company have been computed on this basis.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

8. Income Taxes (continued)

The provision (benefit) for income taxes consists of the following at December 31:

	2014	2013

Current:
Federal	$11,580	$8,795
State	2,754	2,194
Foreign	471	581

	14,805	11,570
Deferred:
Federal	(2,750)	(1,848)
State	(664)	(494)
Foreign	(25)	(76)

	(3,439)	(2,418)

Total provision for income taxes	$11,366	$9,152

For the years ended December 31, 2014 and 2013, the Company’s effective tax rate is higher than the statutory rate primarily due to goodwill that is being amortized for financial reporting purposes that is not deductible for tax purposes.

The Company and its subsidiaries file income tax returns in U.S federal, state, and foreign jurisdictions.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

8. Income Taxes (continued)

Significant components of the Company’s deferred taxes are as follows at December 31:

	2014	2013
Deferred tax assets:
Allowance for doubtful accounts	$227	$195
Inventory reserves	1,026	691
Accrued expenses	1,450	1,187
Foreign tax credits	1,022	563

Total deferred tax assets	3,725	2,636
Valuation allowance	(1,022)	(563)

Net deferred tax assets	2,703	2,073

Deferred tax liabilities:
Intangibles	(49,126)	(47,456)
Fixed assets	(6,192)	(4,611)

Total deferred tax liabilities	(55,318)	(52,067)

Total net deferred tax liabilities	$(52,615)	$(49,994)

No provision is made for U.S. income taxes on the undistributed earnings of the Company’s wholly owned foreign subsidiaries because such earnings are indefinitely reinvested in those subsidiaries. If circumstances change and it becomes apparent that all or some of the undistributed earnings of the Company’s wholly owned foreign subsidiaries will not be indefinitely reinvested, a provision for the tax consequence, if any, will be recorded in the period circumstances change. At December 31, 2014, the Company has not provided deferred U.S. income taxes on $4,254 of unremitted earnings.

As of December 31, 2014 and 2013, the Company has federal foreign tax credits of $1,022 and $563, which, if not utilized, expire at varying amounts through 2024. The Company recorded a valuation allowance against these credits, which, if realized, will be reflected as an income tax benefit.

The Company accounts for its uncertain tax positions in accordance with the applicable income tax guidance. This guidance requires that a tax position must be deemed more likely than not to be sustained before being recognized in the consolidated financial statements. The amount of the

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

8. Income Taxes (continued)

benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The interpretation also requires that applicable interest and penalties be accrued for unrecognized income tax benefits. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for income taxes. As of December 31, 2014 and 2013, total unrecognized tax benefits, including interest and penalties of $62 and $7, respectively, net of federal benefit, was $137 and $115, respectively, which if recognized, all would affect income tax expense (benefit).

9. Related-Party Transactions

Leases

The Company’s headquarters building is leased from a related party. Rent expense amounted to $100 for each year ended December 31, 2014 and 2013, and includes payments for real estate taxes paid directly to the local municipality.

Management Fees

The Company entered into a management consulting agreement with The Jordan Company and Nautic Partners on December 22, 2010. Pursuant to this agreement, the Company pays a management fee of $500 to both The Jordan Company and Nautic Partners, for a total of $1,000 annually. At December 31, 2014 and 2013, accrued management fees of $125 are included in other current liabilities. The management fees are included in other expenses in the consolidated statements of income.

10. Pension and Other Postretirement Benefits

401(k) Defined Contribution Plan

The Company has a defined contribution 401(k) savings plan that covers all employees who meet the eligibility requirements, as defined. Participants can contribute a percentage of their compensation, as defined by the plan agreement. Matching contributions to the plan are determined annually by the Company and are equal to the stated percentage of the amount contributed by the participants. The expense related thereto was $719 and $632 for the years ended December 31, 2014 and 2013, respectively.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

10. Pension and Other Postretirement Benefits (continued)

In addition, the Company has an unfunded supplemental executive retirement plan. The Company accrues under the plan on behalf of each participant a percentage of their compensation as stipulated by the plan. The expense related thereto was $199 and $200 for the years ended December 31, 2014 and 2013, respectively.

11. Shareholder’s Equity

The Company has 100 shares of common stock, all of which are authorized, issued, and outstanding at December 31, 2014 and 2013. These shares have a par value of $0.001 per share. PEP Industries (Parent Company) owns all the shares of common stock that are authorized, issued, and outstanding by PEP Holdings at December 31, 2014 and 2013.

The Parent Company has implemented a management compensation plan (Equity Compensation Plan or the Plan) to align compensation for certain key executives with the Parent Company’s performance. The objective of the Plan is to promote the Parent Company’s long-term growth and profitability, along with that of the subsidiaries, by providing those persons who are involved in the Parent Company’s success with an opportunity to acquire an ownership interest in the Parent Company. The Parent Company has authorized the issuance of share-based compensation Units that includes Class B Units, Tier 1, Tier 2, and Tier 3 Promote Units that are authorized, issued, and awarded by the Parent Company. Per the applicable share-based payments accounting guidance, the related compensation expense pertaining to these units is pushed down and recognized in the Company’s consolidated financial statements.

The description, rights, and provisions of these units are as follows:

•	Class B Units. As of December 31, 2014 and 2013, no Class B Units have been issued or outstanding. Without amendment to the Parent Company’s formation agreement (LLC agreement or Agreement), the Parent Company cannot issue more than 403,596 Class B Units.

•

Tier 1 Promote Units. At December 31, 2014 and 2013, there were 2,676,903 and 2,861,735, respectively, Tier 1 Promote Units issued and outstanding. Without amendment to the Agreement, the Parent Company may issue no more than 2,861,735 Tier 1 Promote Units. 2,346,803 of these units vest over five years, while the remainder of the Tier 1 Promote Units vest over approximately three years due to retirement

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

11. Shareholder’s Equity (continued)

provisions. The fair value of the Tier 1 Promote Units as of the issuance date was approximately $0.54 per unit. The estimated grant-date fair value of these units was determined using the probability-weighted expected return method as defined in the AICPA’s Accounting & Valuation Guide: Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The valuation involved a projected analysis of possible future cash flow outcomes, the estimation of ranges of future and present value under each outcome, and the application of a probability factor to each outcome. Accordingly, the market value of invested capital (MVIC) of the Company was forecasted using various exit multiples and the related impact on the Tier 1 Promote Units. The most likely exit event for the Tier 1 Promote Units would be either an initial public offering (IPO) or sale of the Company. Exit multiples of earnings before interest taxes, depreciation and amortization (EBITDA) were determined on the acquisition that took place on December 22, 2010, and the Company’s best estimate of future projections. Consequently, the MVIC exit values were then adjusted for the projected net debt outstanding and distributions to the units on the exit event date to arrive at the residual proceeds available to the Tier 1 Promote Units. Forecasted distributions were then discounted to present value over the respective holding period based on a rate of return. The required rate of return was calculated using the capital asset pricing model (CAPM) and leveraging the business risk index based on future capital structure assumptions. The Company believes that the procedures used for estimating discounted MVIC values, including the rates of return, were reasonable and consistent with the principles and guidelines set forth in the AICPA’s Accounting & Valuation Guide: Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

Compensation expense relating to the Tier 1 Promote Units is recognized using the straight-line method. The amount of expense recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. Compensation expense pertaining to these Tier 1 Promote Units was $310 for the years ended December 31, 2014 and 2013. The unrecognized compensation expense pertaining to the unvested Tier 1 Promote Units at December 31, 2014, is $227 and will be recognized over a weighted average period of one year. The number of Tier 1 Promote Units that vested during the years ended December 31, 2014 and 2013, were 432,394 and 636,302, respectively. The weighted average grant-date fair value related to the non-vested and vested Tier 1 Promote Units was $0.54 per unit.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

11. Shareholder’s Equity (continued)

•	Tier 2 Promote Units. At December 31, 2014 and 2013, there were 449,050 and 459,717, respectively, Tier 2 Promote Units issued and outstanding. Without amendment to the Agreement, the Parent Company may issue no more than 459,717 Tier 2 Promote Units. Such Tier 2 Promote Units vest only upon an automatic vesting event and the Company achieving a specified internal rate of return upon the occurrence of an automatic vesting event, as defined in the Agreement. Prior to the occurrence of an automatic vesting event, all issued and outstanding Tier 2 Promote Units shall be unvested Tier 2 Promote Units. Per the applicable share-based payments accounting guidance, no compensation expense pertaining to these Tier 2 Promote Units has been recognized in the Company’s consolidated financial statements as of December 31, 2014 and 2013.

•	Tier 3 Promote Units. At December 31, 2014 and 2013, there were 232,739 and 238,268, respectively, Tier 3 Promote Units issued and outstanding. Without amendment to the Agreement, the Parent Company may issue no more than 238,268 Tier 3 Promote Units. Such Tier 3 Promote Units vest only upon an automatic vesting event and the Company achieving a specified internal rate of return upon the occurrence of an automatic vesting event, as defined in the Agreement. Prior to the occurrence of an automatic vesting event, all issued and outstanding Tier 3 Promote Units shall be unvested Tier 3 Promote Units. Per the applicable share-based payments accounting guidance, no compensation expense pertaining to these Tier 3 Promote Units has been recognized in the Company’s consolidated financial statements as of December 31, 2014 and 2013.

12. Fair Value of Financial Instruments

Cash and Cash Equivalents

The fair value amounts of cash and cash equivalents approximate the carrying amounts on the consolidated balance sheet date due to the short-term maturities of these instruments.

Debt

The Company determined the fair value of debt by using a valuation model that discounts estimated future cash flows at the benchmark interest rate plus an estimated credit spread. The carrying amount of the debt approximates fair value.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(Dollars in Thousands, Except per Unit Amounts)

13. Subsequent Events

On April 29, 2015, the Company acquired a business for $39,000 with a contingent earn-out provision of $10,600 to be earned over a three-year period if certain revenue milestones are met. In relation to this acquisition, an amendment to the credit facility was obtained resetting the permitted acquisition basket to the original $50,000 level, permitting this acquisition, and reducing the minimum availability threshold for permitted acquisitions to $5,000 while eliminating the mandatory excess cash flow payment for 2014 that was due in May 2015.

Aside from the above-mentioned subsequent event, there were no events subsequent to December 31, 2014, and through the consolidated financial statements issuance date of May 15, 2015, that would have a material effect on our consolidated financial statements as of December 31, 2014, or are of such significance that would require mention as a subsequent event in order to make the consolidated financial statements not misleading.